Exhibit 99.1

NEWS RELEASE

For immediate release

Eric Davidson (Media)

904 598 7829

EricDavidson@RegencyCenters.com

Kathryn McKie (Investors)

904 598 7348

KathrynMcKie@regencycenters.com

Regency Centers Completes $357M Portfolio Acquisition in Southern California

JACKSONVILLE, Fla. July 24, 2025 – Regency Centers Corporation (“Regency,” “Regency Centers” or the “Company”) today announced the acquisition of a portfolio of five premier suburban shopping centers, all located within the 23,000-acre Rancho Mission Viejo (“RMV”) master-planned community in Orange County, CA. The acquired portfolio consists of Bridgepark Plaza, Mercantile West, Mercantile East, Terrace Shops, and Sendero Marketplace, comprising close to 630,000 square feet in aggregate.

“We are excited to expand Regency’s presence within this thriving Orange County community and to add these high-quality centers to our best-in-class operating platform,” said John Mehigan, Senior Vice President of Investments in the West Region. “The addition of this portfolio enhances our position within one of the most supply-constrained coastal markets in the U.S.”

The centers are seamlessly integrated into the surrounding community and are merchandised with a robust line-up of needs-based tenants, including highly productive grocers, restaurants, and health, wellness, and personal service uses. The portfolio is 96% occupied with grocer sales approaching $800 per square foot, and demographic trends in the community are strong including 3-mile average household income of approximately $200,000.

“This acquisition strategically aligns with Regency’s capital allocation objectives, including accretion to earnings, quality and growth,” said Nick Wibbenmeyer, West Region President and Chief Investment Officer. “Additionally, our structure as an UPREIT and ability to issue OP units provided flexibility for the sellers in structuring the transaction.”

Regency funded the $357 million purchase price with a combination of operating partnership (“OP”) units issued at $72 per unit, the assumption of $150 million of secured mortgage debt, and $7 million in cash used to pay off a single secured loan. The assumed debt has a weighted average interest rate of 4.2% and term to maturity of approximately 12 years. The transaction is expected to be accretive to Regency’s 2025 Core Operating Earnings per share. More details will be provided with the release of second quarter 2025 earnings results on Tuesday, July 29, 2025.

Exhibit 99.1

BofA Securities served as transaction advisor and EY served as tax advisor to the seller. The seller was advised on legal matters by Latham & Watkins. Regency Centers was advised on legal matters by Paul Hastings.

About Regency Centers

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Forward-Looking Statements

Certain statements in this release regarding anticipated financial, business, legal or other outcomes, including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results, such as the expectations for 2025 Core Operating Earnings per share, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While the Company believes these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

The Company’s operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in its Securities and Exchange Commission (“SEC”) filings, including, without limitation, the Annual Report on Form 10-K for the year ended December 31, 2024 under Item 1A, as supplemented by the discussion in Item 1A of Part II of the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025. When considering an investment in the Company’s securities, you should carefully read and consider these risks, together with all other information in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, the Company’s business, financial condition or operating results, as well as the market price of its securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law.